UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

ING U.S., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 7, 2013, ING U.S., Inc. (the “Company”) entered into a shareholder agreement (the “Shareholder Agreement”) with ING Groep N.V. (“ING Group”). A detailed description of the Shareholder Agreement is included in Amendment No. 6 to the Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2013 (the “IPO Registration Statement”), under the caption “Certain Relationships and Related Party Transactions—Relationship with ING Group Following the Offering—Shareholder Agreement”. Such description is hereby incorporated by reference into this Item 1.01. A copy of the Shareholder Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.01.

On May 7, 2013, the Company entered into a transitional intellectual property license agreement (the “Transitional Intellectual Property License Agreement”) with ING Group. A detailed description of the Transitional Intellectual Property License Agreement is included in the IPO Registration Statement, under the caption “Certain Relationships and Related Party Transactions—Relationship with ING Group Following the Offering—Transitional Intellectual Property License Agreement”. Such description is hereby incorporated by reference into this Item 1.01. A copy of the Transitional Intellectual Property License Agreement is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.01.

On May 7, 2013, the Company entered into an equity administration agreement (the “Equity Administration Agreement”) with ING Group. A detailed description of the Equity Administration Agreement is included in the IPO Registration Statement, under the caption “Certain Relationships and Related Party Transactions—Relationship with ING Group Following the Offering—Equity Administration Agreement”. Such description is hereby incorporated by reference into this Item 1.01. A copy of the Equity Administration Agreement is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.01.

On May 7, 2013, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with ING Group. A detailed description of the Registration Rights Agreement is included in the IPO Registration Statement, under the caption “Shares Eligible for Future Sale—Registration Rights Agreement”. Such description is hereby incorporated by reference into this Item 1.01. A copy of the Registration Rights Agreement is filed herewith as Exhibit 10.4 to this Current Report on Form 8-K, and is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 2, 2013, our Board of Directors appointed Rodney O. Martin, Jr., the Company’s Chief Executive Officer, to also serve as Chairman of the Board of Directors, replacing Jan H.M. Hommen, who will continue to serve as a director of the Company. Also effective May 2, 2013, our Board of Directors appointed Frederick S. Hubbell to serve as the Company’s Lead Director. Our Board of Directors has determined that Mr. Hubbell is “independent”, within the meaning of the listing rules of the New York Stock Exchange.

Effective May 2, 2013, our Board of Directors appointed David Zwiener to serve as director of the Company. Our Board of Directors also appointed J. Barry Griswell to serve as director of the Company, effective as of the earlier of 12:01 a.m. on June 1, 2013 and that time at which Mr. Griswell informs the secretary of the Corporation in writing that he is prepared, effective immediately, to join the Board of Directors (the “Griswell Appointment Time”). Messrs. Zwiener and Griswell will participate in the Company’s standard compensation plan for non-employee directors, pursuant to which they are each entitled to a fee of $100,000 per year in cash and $110,000 per year in deferred stock units or equivalents. Messrs. Zwiener and Griswell will also each receive a retainer of $20,000 per year for service as chairman of the Audit Committee and a retainer of $15,000 per year for service as chairman of the Compensation and Benefits Committee, respectively, of the Company’s Board of Directors, in addition to a retainer of $5,000 per year for each respective committee in which they serve. A description of the material terms of the Company’s compensation plan for non-employee directors is included in the IPO Registration Statement under the caption “Compensation of Executive Officers and Directors—Post-Offering Equity Compensation—2013 Omnibus Non-Employee Director Incentive Plan”. Such description is hereby incorporated by reference into this Item 5.02.

Biographical information concerning Messrs. Zwiener and Griswell is included in the IPO Registration Statement under the caption “Management—Our Directors”, and is hereby incorporated by reference into this Item 5.02. Our Board of Directors has determined that each of Messrs. Zwiener and Griswell is “independent”, within the meaning of the listing rules of the New York Stock Exchange.

Effective May 2, 2013, our Board of Directors appointed Mr. Zwiener and Mr. Hubbell to serve as members of the Audit Committee of the Company’s Board of Directors. Mr. Zwiener has been appointed to serve as Chairman of the Audit Committee. Our Board of Directors has also appointed Mr. Griswell and Johannes M.M. Boers, a member of the Board of Directors, to serve as members of the Audit Committee, effective as of the Griswell Appointment Time.

Effective May 2, 2013, our Board of Directors appointed Mr. Hubbell, Mr. Hommen, and Willem F. Nagel, a member of the Board of Directors, to serve as members of the Compensation and Benefits Committee of the Company’s Board of Directors. In addition, our Board of Directors has appointed Mr. Griswell as chairman of the Compensation and Benefits Committee, effective as of the Griswell Appointment Time.

Effective May 2, 2013, our Board of Directors appointed Mr. Hubbell, Mr. Hommen and Dirk H. Harryvan, a member of the Board of Directors, to serve as members of the Nominating and Governance Committee of the Company’s Board of Directors. Mr . Hubbell has been appointed to serve as Chairman of the Nominating and Governance Committee. In addition, our Board of Directors has appointed Mr. Griswell to serve as a member of the Nominating and Governance Committee, effective as of the Griswell Appointment Time.

Effective May 2, 2013, our Board of Directors appointed Mr. Harryvan, Mr. Nagel and Patrick G. Flynn, a member of the Board of Directors, to serve as members of the Finance Committee of the Company’s Board of Directors. Mr. Harryvan has been appointed to serve as Chairman of the Finance Committee.

Effective May 2, 2013, our Board of Directors appointed Mr. Martin, Mr. Hommen, and Mr. Zwiener to serve as members of the Executive Committee of the Company’s Board of Directors. On that date, our Board of Directors also appointed Mr. Boers to serve as an alternate member of the Executive Committee, to act in circumstances where Mr. Hommen is unavailable. Mr. Martin has been appointed to serve as Chairman of the Executive Committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2013, the Company’s amended and restated by-laws became effective. The amended and restated by-laws have been filed as Exhibit 3.1 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

ING Group has announced that, on May 8, 2013, it will release earnings for the quarter ended March 31, 2013. ING Group continues to consolidate us for financial reporting purposes. ING Group’s results will therefore include financial and other information relating to us, including information that has not previously been disclosed. ING Group reports earnings on the basis of International Financial Reporting Standards (IFRS), which differs in many respects from Generally Accepted Accounting Principles in the United States (US GAAP), the basis on which we report earnings. You should therefore not consider our results, as reported by ING Group under IFRS, as necessarily indicative of our results under US GAAP. We intend to announce our quarterly earnings under US GAAP on May 23, 2013.

When published, a copy of ING Group’s earnings announcement, quarterly report and statistical supplement as of and for the quarter ended March 31, 2013 will be available at http://www.ing.com/Our-Company/Investor-relations.htm. You may access the same website for information as to how to dial into ING Group’s earnings call for the quarter.

We hereby confirm, as of the date of this report, the preliminary US GAAP earnings estimates included in the IPO Registration Statement under the caption “Summary—Preliminary Results for the Quarter Ended March 31, 2013”.

Item 8.01	Other Events.

On May 7, 2013, the Company completed the offering of 65,192,307 shares of Common Stock, including the issuance and sale by the Company of 30,769,230 shares of Common Stock and the sale by ING Insurance International B.V. (the “Selling Stockholder”), an indirect wholly owned subsidiary of ING Group and previously the Company’s sole stockholder, of 34,423,077 shares of the Company’s outstanding stock (collectively, the “IPO”). The sales were made pursuant to an underwriting agreement, dated as of May 1, 2013 (the “Underwriting Agreement”), among the Company, the Selling Stockholder, and the underwriters named therein (the “Underwriters”).

Shares of the Company’s Common Stock were initially offered to the public by the Underwriters at a per-share price of $19.50 (the “IPO Price”). The net proceeds to the Company from the IPO were approximately $570 million. Following the IPO, the Selling Stockholder continues to hold approximately 75% of the Company’s outstanding Common Stock. Pursuant to the Underwriting Agreement, the Selling Stockholder has granted the Underwriters an option to acquire from the Selling Stockholder up to an additional 9,778,846 shares of Common Stock at the IPO Price.

On May 1, 2013, and as more fully described in the IPO Registration Statement, the Board of Directors of the Company authorized the issuance of warrants (the “Warrants”) to purchase up to 26,050,846 shares of its common stock, par value $0.01 per share (“Common Stock”) to ING Group, pursuant to a warrant agreement, dated as of May 7, 2013 (the “Warrant Agreement”), among the Company, Computershare Inc. and Computershare Trust Company, N.A., as warrant agent. The initial exercise price of the Warrants is $48.75 per share, subject to adjustments, including for stock dividends, certain cash dividends, subdivisions, combinations, reclassifications and non-cash distributions. The Warrants also provide for, upon the occurrence of certain change of control events affecting the Company, an increase in the number of shares to which a Warrant holder will be entitled upon payment of the aggregate exercise price of the Warrants.

The Warrants are exercisable during the period from May 7, 2014 to May 7, 2023, provided, however, that they are not exercisable by ING Group or any of its affiliates before January 1, 2017. For so long as ING Group holds any Warrants, ING Group will have registration rights with respect to such Warrants under the Registration Rights Agreement.

The Warrants are net share settled, which means that no cash is payable by a Warrant holder in respect of the exercise price of a Warrant upon exercise. Such Warrant holder will receive the number of shares of Common Stock equal to the number of shares into which the Warrant is exercisable, less the number of shares having a value equal to the aggregate exercise price. The value of the shares for purposes of the net share settlement will be determined based on the volume-weighted average prices of shares of common stock on the NYSE (or such other principal stock exchange on which such shares are traded at the time of exercise) during the ten consecutive trading day period beginning on and including the trading day immediately following the exercise date.

Warrant holders will not be entitled, by virtue of holding warrants, to vote, to consent, to receive dividends, if any, to receive notices as stockholders with respect to any meeting of stockholders or to exercise any rights whatsoever as our stockholders until they become holders of the shares of our Common Stock issued upon exercise of the warrants.

A copy of each of the Warrant Agreement and the Warrant is furnished herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

On May 1, 2013, the Company issued a press release relating to the IPO, which has been furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)

3.1	Amended and Restated By-Laws of ING U.S., Inc.

10.1	Shareholder Agreement, dated May 7, 2013, between ING U.S., Inc. and ING Group N.V.

10.2	Transitional Intellectual Property License Agreement, dated May 7, 2013, between ING U.S., Inc. and ING Group N.V.

10.3	Equity Administration Agreement, dated May 7, 2013, between ING U.S., Inc. and ING Group N.V.

10.4	Registration Rights Agreement, dated May 7, 2013, between ING U.S., Inc. and ING Group N.V.

99.1	Warrant Agreement, dated as of May 7, 2013, among ING U.S., Inc., Computershare Inc. and Computershare Trust Company, N.A., as warrant agent.

99.2	Warrant, dated May 7, 2013.

99.3	Press Release, dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING U.S., INC. (Registrant)

By:	/s/ Harris Oliner
Name: Harris Oliner

Title: SVP and Corporate Secretary

Dated: May 7, 2013